AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 14, 1996
                            REGISTRATION NO. 333-02358

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                     FORM S-1
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933

                             Crown Energy Corporation
              (Exact name of registrant as specified in its charter)

            Utah                        1311               87-0368981
State or other jurisdiction of    Primary Standard        I.R.S. Employer
incorp. or organization        Industrial Classification  Identification No.
                                     Code Number

                            215 South State, Suite 550
                            Salt Lake City, Utah  84111
                                  (801) 537-5610
                               _____________________
             (Name, address, including zip code, and telephone number,
         including area code, of Registrant's principal executive offices)

                         Richard S. Rawdin, Vice President
                             Crown Energy Corporation
                            215 South State, Suite 550
                            Salt Lake City, Utah 84111
                                  (801) 537-5610
                               _____________________
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                                  With copies to:

                             Lorin E. Patterson, Esq.
                              Ray, Quinney & Nebeker
                               79 South Main Street
                                  P.O. Box 45385
                            Salt Lake City, Utah  84111
                                  (801) 323-3374

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. []

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister 2,686,041 shares of Common Stock of the Registrant.

     This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CROWN ENERGY CORPORATION



Date: June 5, 1998           By: James A. Middleton, Chairman of the Board
                                  and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature                                              Date




James A. Middleton, Chairman of                        6/5/98
the Board of Directors, Chief Executive Officer




Jay Mealey, President,                                 6/4/98
Chief Operating Officer and Treasurer




Richard S. Rawdin, Vice-President                      6/4/98
and Secretary